UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2008

Knology, Inc.
_______________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-32647	58-2424258
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1241 O.G.Skinner Drive, West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	706-645-8752

 Not Applicable
_________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On November 5, 2008, Knology, Inc. (the “Company”) issued a press release announcing its 2008 third quarter results. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In the attached press release, we use the non-GAAP financial measures EBITDA, as adjusted, and EBITDA margin. EBITDA is an acronym that means earnings before interest, taxes, depreciation and amortization. EBITDA, as adjusted, is an operational measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States. The Company defines EBITDA, as adjusted, as earnings before interest; taxes; depreciation and amortization; non-cash stock-based compensation; restructuring expense; capital markets activity; adjustment of interest rate derivative instrument to market; adjustment of warrants to market; loss on early extinguishment of debt; gain on disposal of discontinued operations; and other expenses. EBITDA, as adjusted, eliminates the uneven effect on operating income of non-cash depreciation of tangible assets and amortization of certain intangible assets and, therefore, is useful to management in measuring the overall operational strength and performance of the Company. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used for generating the Company's revenues. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and investment spending. Another limitation of EBITDA, as adjusted, is that it does not reflect income net of interest expense, which is a significant expense of the Company because of the substantial debt it has incurred, and will continue to incur, to acquire, upgrade and build out its broadband network.  EBITDA margin is calculated as EBITDA, as adjusted, divided by total revenue for the relevant period.

We also use the Non-GAAP financial measure Free Cash Flow. Free Cash Flow is calculated as EBITDA, as adjusted, less capital expenditures and less cash interest paid, net of cash interest received. The use of Free Cash Flow is important because it allows management, as well as investors and analysts, to assess our ability to make additional investments and meet our debt obligations.

The press release attached as Exhibit 99.1 and incorporated by reference herein includes a reconciliation of EBITDA, as adjusted and Free Cash Flow to net loss, the most directly comparable GAAP measure, for the three month periods ended September 30, 2007 and 2008.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

99.1        Press Release dated November 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knology, Inc.

Date:	November 5, 2008	By:	/s/ M. Todd Holt
		Name:	M. Todd Holt
		Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 5, 2008.